     As filed with the Securities and Exchange Commission on April 29, 1994

                                                   Registration No. 33-
                                                                       ---------
- - - ------------------------------------------------------------------------------

                                    FORM S-8

                      SECURITIES AND EXCHANGE COMMISSION

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 BEARINGS, INC.
               (Exact name of issuer as specified in its charter)

        Ohio                                      34-0117420
        (State or other jurisdiction of         (I.R.S. Employer
        incorporation or organization)          Identification No.)

        3600 Euclid Avenue
        Cleveland, Ohio                                            44115
        (Address of Principal Executive Offices)                 (Zip Code)

                                 BEARINGS, INC.
             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                               Robert C. Stinson
                  Vice President-General Counsel and Secretary
                               3600 Euclid Avenue
                             Cleveland, Ohio 44115
                    (Name and address of agent for service)

                                 (216) 881-8900
         (Telephone number, including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE

             ----------------------------------------------------------------------------------------------------------
             Title of                                 Proposed                   Maximum
             Securities               Amount          maximum                    aggregate         Amount of
             to be                    to be           offering                   offering          registration
             registered               registered      price per share (1)        price (1)         fee (2)
             ----------------------------------------------------------------------------------------------------------
             Common Stock             100.000         $32.75          $3,275,000                  $1,129.31
             without par value

             (1) Based on the average of high and low prices of securities of the same class as reported on the composite tape for securities listed on the New York Stock Exchange on April 22, 1994.

             (2) Computed in accordance with Rule 457(h) under the Securities Act of 1933.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
- - - ---- -- ------------- -- --------- -- ---------

        Bearings, Inc. (the "Company") incorporates by reference into this registration statement the Following documents:

        (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1993.

        (b)(1) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1993.

        (b)(2) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 1993.

        (c) The description of the Company's Common Stock, without par value, contained in the Company's Registration Statement on Form 8-B dated October 18, 1988.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


Item 4. Description of Securities
- - - ---- -- ----------- -- ----------

        Not applicable.


Item 5. Interests of Named Experts and Counsel
- - - ---- -- --------- -- ----- ------- --- -------

        Not applicable.

Item 6. Indemnification of Directors and Officers
- - - ---- -- --------------- -- --------- --- --------

        Pursuant to Section 1701.13(E) of the Ohio Revised Code, the Company will indemnify any director or officer and any former director or officer of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

        Section 29 of the Code of Regulations of the Companv provides that the Company shall indemnify any person who is or was a director or officer of the Company or who is serving at the request of the Company as a director, officer or trustee of another

                                     S - 2.

enterprise (and his heirs, executors and administrators) against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her by reason of the fact that he or she was such director, officer or trustee in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements in the Ohio Revised Code as the same may be in effect from time to time.

        The Company has purchased insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they mav become subject by reason of their positions with the Company as officers and directors.

        The Company has also entered into agreements with its directors and certain of its officers which indemnify them against claims and liabilities to which they may become subject by reason of their position with the Company.

Item 7. Exemption from Registration Claimed
- - - ---- -- --------- ---- ------------ -------

        Not applicable.

Item 8. Exhibits
- - - ---- -- --------

        (4)(a)    Amended and Restated Articles of Incorporation of Bearings,
                  Inc.  filed   with the Ohio Secretary of State on October 18,
                  1988 (reference is made to Exhibit (4)(a) to the Bearings, Inc. Form 8-K dated October 21, 1988, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

        (4)(b) Code of Regulations of Bearings, Inc. adopted September 6, 1988 (reference is made to Exhibit (4)(b) to the Bearings, Inc. Form 8-K dated October 21, 1988. SEC File No. 1-2299, which exhibit is incorporated herein by reference).

        (4)(c) Certificate of Amendment of Amended and Restated Articles of Incoporation of Bearings, Inc. filed with the Ohio Secretary of State on October 27, 1988 (reference is made to Exhibit (4)(c) to the Bearings, Inc. Form 10-Q for the Quarter ended September 30, 1988, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

        (4)(d) Certificate of Merger of Bearings, Inc. (Ohio) and Bearing, Inc. (Delaware) filed with the Ohio Secretary of State on October 18, 1988 (reference is made to Exhibit (4) to the Bearings, Inc. Annual Report on Form 10-K for the fiscal year ended June 30, 1989, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

        (4)(e) Certificate of Amendment of Amended and Restated Articles of Incorporation of Bearings, Inc. filed with the Ohio Secretary of State on October 17, 1990 (reference is made to Exhibit (4)(e) to the Bearings, Inc. Form 10-Q for the quarter ended September 30, 1990. SEC File No. 1-2299, which exhibit is incorporated herein by reference).

                                     S - 3.

        (4)(f) $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between Bearings, Inc. and The Prudential Insurance Company of America (reference is made to Exhibit (4)(f) to the Bearings, Inc. Form 10-Q for the quarter ended September 30, 1992, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

        (5) Opinion of Squire, Sanders & Dempsey as to the legality of the securities registered.

        (23)(a)   Consent of Deloitte & Touche.

        (23)(b)   Consent of Squire, Sanders & Dempsey.

        (99)(a) Bearings, Inc. Deferred Compensation Plan for Non-Emplovee Directors.

        (99)(b) First Amendment to the Bearings, Inc. Deferred Compensation Plan for Non-Employee Directors.





                                     S - 4.

Item 9. Undertakings
- - - ---- -- ------------

        (a)    The Company hereby undertakes:

               (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration bv means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The Companv hereby undertakes that, for purposes of determining any liability under the Act, each filing of its annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled bv controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                    S - 5.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 28th day of April, 1994.


                                              BEARINGS,  INC.


                                              John C. Dannemiller
                                              Chairman of the Board and
                                              Chief Executive Officer



                                              John R. Whitten
                                              Vice President-Finance and
                                              Treasurer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                         TITLE                               DATE
             ---------                         -----                               ----
             John C. Dannemiller               Chairman of the Board,              April 28, 1994
                                               Chief Executive Officer
                                               and Director

             John C. Robinson                  President, Chief Operating          April 28, 1994
                                               Officer and Director

             John R. Whitten                   Vice President-Finance and          April 28, 1994
                                               Treasurer (Principal Financial
                                               Officer)

             Mark O. Eisele                    Controller  (Principal              April 28, 1994
                                               Accounting Officer)


             William G. Bares                  Director                            April 28, 1994


             William E. Butler                 Director                            April 28, 1994


                                     S - 6.

             Russel B. Every                     Director                                  April 28,   1994
             Russell R. Gifford                  Director                                  April 28,   1994
             L. Thomas Hiltz                     Director                                  April 28,   1994
             John J. Kahl                        Director                                  April 28,   1994
             George L. LaMore                    Director                                  April 28,   1994
             Jerry Sue Owens                     Director                                  April 28,   1994





                                     S - 7.

                                                       EXHIBIT INDEX
                                                                                                         Page in
                                                                                                      Registration
                                                                                                        Statement
                                                                                                      ------------
               (4)(a)      Amended and Restated Articles of Incorporation of                        *
                           Bearings, Inc. filed with the Ohio Secretary of State
                           on October 18, 1988.

               (4)(b)      Code of Regulations of Bearing, Inc. adopted September                   *
                           6, 1988.

               (4)(c)      Certificate of Amendment of Amended and Restated                         *
                           Articles of Incoporation of Bearings, Inc. filed with
                           the Ohio Secretary of State on October 27, 1988.

               (4)(d)      Certificate of Merger of Bearings, Inc. (Ohio) and                       *
                           Bearings, Inc. (Delaware) filed with the Ohio Secretary
                           of State on October 18, 1988.

               (4)(e)      Certificate of Amendment of Amended and Restated                         *
                           Articles of Incorporation of Bearings, Inc. filed with
                           the Ohio Secretary of State on October 17, 1990.

               (4)(f)      $80,000,000 Maximum Aggregate Principal Amount Note                      *
                           Purchase and Private Shelf Facility dated October 31,
                           1992 between Bearings, Inc. and the Prudential
                           Insurance Company of America.

               (5)         Opinion of Squire, Sanders & Dempsey as to the legality of the           10
                           securities registered.

               (23)(a)     Consent of Deloitte & Touche.                                            11

               (23)(b)     Consent of Squire, Sanders & Dempsey (contained in Exhibit 5).

               (99)(a)     Bearings, Inc. Deferred Compensation Plan for                            12
                           Non-Employee Directors.

               (99)(b)     First Amendment to the Bearings, Inc. Deferred                           18
                           Compensation Plan for Non-Employee Directors.

             -----------------------------
               *  Incorporated herein by reference;  See Item 8





                                                                   S - 8.